EXHIBIT 32.1

SECTION 906 CERTIFICATION OF

 PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

OF BRK, INC.

In connection with the accompanying Annual Report on Form 10-K of BRK, Inc. for the year ended April 30, 2017, the undersigned, Daniel Serruya, President of BRK, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended April 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended April 30, 2017 fairly presents, in all material respects, the financial condition and results of operations of BRK, Inc.

Date: August 15, 2017	/s/ Daniel Serruya
Daniel Serruya
President and Chief Executive Officer (principal executive officer, principal financial officer and principal accounting officer)